As filed with the Securities and Exchange Commission on August 24, 2010
Registration No. 333-165252

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 6
to
Form S-4
on
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
FIRST BANCORP.
(Exact name of registrant as specified in its charter)

Puerto Rico	6022	66-0561882
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S Employer Identification Number)

1519 Ponce de León Avenue, Stop 23
Santurce, Puerto Rico 00908
(787) 729-8200
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Lawrence Odell
Executive Vice President and General Counsel
First BanCorp.
1519 Ponce de León Avenue, Stop 23
Santurce, Puerto Rico 00908
(787) 729-8109
(Name, address, including zip code and telephone number,
including area code, of agent for service)

Copies to:

Linda L. Griggs Gail A. Pierce Morgan, Lewis & Bockius LLP 1111 Pennsylvania Avenue, NW Washington, DC 20004	James R. Tanenbaum Anna T. Pinedo Morrison & Foerster LLP 1290 Avenue of the Americas New York, New York 10104

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 6 to the Corporation’s Form S-4 on Form S-1 is being filed solely to provide exhibits to the Registration Statement.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits. The following exhibits are filed herewith or incorporated herein by reference.

Exhibit
No.	Description

1.1	Form of Dealer Manager Agreement.‡
3.1	Restated Articles of Incorporation.
3.2	By-Laws, incorporated by reference to Exhibit 3.2 from the Form 10-K for the year ended December 31, 2008 filed by the Corporation on March 2, 2009.
3.3	Certificate of Designation creating the 7.125% non-cumulative perpetual monthly income preferred stock, Series A, incorporated by reference to Exhibit 4(B) from the Form S-3 filed by the Corporation on March 30, 1999.
3.4	Certificate of Designation creating the 8.35% non-cumulative perpetual monthly income preferred stock, Series B, incorporated by reference to Exhibit 4(B) from Form S-3 filed by the Corporation on September 8, 2000.
3.5	Certificate of Designation creating the 7.40% non-cumulative perpetual monthly income preferred stock, Series C, incorporated by reference to Exhibit 4(B) from the Form S-3 filed by the Corporation on May 18, 2001.
3.6	Certificate of Designation creating the 7.25% non-cumulative perpetual monthly income preferred stock, Series D, incorporated by reference to Exhibit 4(B) from the Form S-3/A filed by the Corporation on January 16, 2002.
3.7	Certificate of Designation creating the 7.00% non-cumulative perpetual monthly income preferred stock, Series E, incorporated by reference to Exhibit 4.2 from the Form 8-K filed by the Corporation on September 5, 2003.
3.8	Certificate of Designation creating the fixed-rate cumulative perpetual preferred stock, Series F, incorporated by reference to Exhibit 3.1 from the Form 8-K filed by the Corporation on January 20, 2009.
4.1	Form of Common Stock Certificate, incorporated by reference to Exhibit 4 from the Registration Statement on Form S-4/A filed by the Corporation on April 24, 1998.
4.2	Form of Stock Certificate for 7.125% non-cumulative perpetual monthly income preferred stock, Series A, incorporated by reference to Exhibit 4(A) from the Form S-3 filed by the Corporation on March 30, 1999.
4.3	Form of Stock Certificate for 8.35% non-cumulative perpetual monthly income preferred stock, Series B, incorporated by reference to Exhibit 4(A) from the Form S-3 filed by the Corporation on September 8, 2000.
4.4	Form of Stock Certificate for 7.40% non-cumulative perpetual monthly income preferred stock, Series C, incorporated by reference to Exhibit 4(A) from the Form S-3 filed by the Corporation on May 18, 2001.
4.5	Form of Stock Certificate for 7.25% non-cumulative perpetual monthly income preferred stock, Series D, incorporated by reference to Exhibit 4(A) from the Form S-3/A filed by the Corporation on January 16, 2002.
4.6	Form of Stock Certificate for 7.00% non-cumulative perpetual monthly income preferred stock, Series E, incorporated by reference to Exhibit 4.1 from the Form 8-K filed by the Corporation on September 5, 2003.
4.7	Form of Stock Certificate for Fixed Rate Cumulative Perpetual Preferred Stock, Series F, incorporated by reference to Exhibit 4.6 from the Form 10-K for the year ended December 31, 2008 filed by the Corporation on March 2, 2009.
4.8	Warrant dated January 16, 2009 to purchase shares of Common Stock of First BanCorp, incorporated by reference to Exhibit 4.1 from the Form 8-K filed by the Corporation on January 20, 2009.
5.1	Opinion of Lawrence Odell, Esq., Executive Vice President and General Counsel of the Corporation, regarding the validity of the Common Stock being registered.
8.1	Opinion of Morgan, Lewis & Bockius LLP (as to certain United States tax matters).‡

Exhibit
No.	Description

10.22	Form of Certificate of Designations of Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series G, Annex B to the Exchange Agreement by and between First BanCorp and the United States Treasury dated as of July 7, 2010, incorporated by reference from Exhibit 10.3 of the Form 8-K filed on July 7, 2010.
10.23	Form of Restricted Stock Award Agreement.‡
10.24	Form of Stock Option Agreement for Officers and Other Employees.‡
12.1	Computation of Ratio of Earnings to Fixed Charges.‡
12.2	Computation of Ratio of Earnings to Fixed Charges and Preferred Dividends.‡
23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.‡
23.2	Consent of Lawrence Odell, Esq. (included in Exhibit 5.1 above).
23.3	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 8.1 above).‡
23.4	Consent of Pietrantoni Méndez & Alvarez LLP (included in Exhibit 8.2 above).‡
25.1	Powers of Attorney (included on signature pages to this Registration Statement).‡
99.1	Form of Letter of Transmittal for Exchange Offer.‡
99.2	Soliciting Dealer Form.‡
99.3	Letter to Brokers.‡
99.4	Letter to Clients.‡

‡	Previously filed

The financial statement schedules have been provided in the consolidated financial statements or notes thereto, which are incorporated herein by reference to the Registrant’s Annual Report to Stockholders on Form 10-K filed with the Securities and Exchange Commission on March 2, 2010.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, First BanCorp has duly caused this Amendment No. 6 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santurce, Puerto Rico, on August 24, 2010.

FIRST BANCORP.

By:	/s/ Aurelio Alemán
Name:     Aurelio Alemán

Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 5 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Aurelio Alemán Aurelio Alemán	President, Chief Executive Officer and Director (Principal Executive Officer)	August 24, 2010

/s/ Orlando Berges Orlando Berges	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 24, 2010

Jorge L. Díaz	Director

/s/ José L. Ferrer-Canals* José L. Ferrer-Canals	Director	August 24, 2010

/s/ Frank Kolodziej* Frank Kolodziej	Director	August 24, 2010

José Menéndez-Cortada	Director

Héctor M. Nevares-LaCosta	Director

/s/ José F. Rodríguez* José F. Rodríguez	Director	August 24, 2010

/s/ Fernando Rodríguez-Amaro* Fernando Rodríguez-Amaro	Director	August 24, 2010

/s/ Pedro Romero, CPA Pedro Romero, CPA	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	August 24, 2010

Sharee Ann Umpierre-Catinchi	Director

* /s/ Lawrence Odell Lawrence Odell Attorney-in-fact

Exhibit Index

Exhibit
No.	Description

1.1	Form of Dealer Manager Agreement.‡
3.1	Restated Articles of Incorporation.
3.2	By-Laws, incorporated by reference to Exhibit 3.2 from the Form 10-K for the year ended December 31, 2008 filed by the Corporation on March 2, 2009.
3.3	Certificate of Designation creating the 7.125% non-cumulative perpetual monthly income preferred stock, Series A, incorporated by reference to Exhibit 4(B) from the Form S-3 filed by the Corporation on March 30, 1999.
3.4	Certificate of Designation creating the 8.35% non-cumulative perpetual monthly income preferred stock, Series B, incorporated by reference to Exhibit 4(B) from Form S-3 filed by the Corporation on September 8, 2000.
3.5	Certificate of Designation creating the 7.40% non-cumulative perpetual monthly income preferred stock, Series C, incorporated by reference to Exhibit 4(B) from the Form S-3 filed by the Corporation on May 18, 2001.
3.6	Certificate of Designation creating the 7.25% non-cumulative perpetual monthly income preferred stock, Series D, incorporated by reference to Exhibit 4(B) from the Form S-3/A filed by the Corporation on January 16, 2002.
3.7	Certificate of Designation creating the 7.00% non-cumulative perpetual monthly income preferred stock, Series E, incorporated by reference to Exhibit 4.2 from the Form 8-K filed by the Corporation on September 5, 2003.
3.8	Certificate of Designation creating the fixed-rate cumulative perpetual preferred stock, Series F, incorporated by reference to Exhibit 3.1 from the Form 8-K filed by the Corporation on January 20, 2009.
4.1	Form of Common Stock Certificate, incorporated by reference to Exhibit 4 from the Registration Statement on Form S-4/A filed by the Corporation on April 24, 1998.
4.2	Form of Stock Certificate for 7.125% non-cumulative perpetual monthly income preferred stock, Series A, incorporated by reference to Exhibit 4(A) from the Form S-3 filed by the Corporation on March 30, 1999.
4.3	Form of Stock Certificate for 8.35% non-cumulative perpetual monthly income preferred stock, Series B, incorporated by reference to Exhibit 4(A) from the Form S-3 filed by the Corporation on September 8, 2000.
4.4	Form of Stock Certificate for 7.40% non-cumulative perpetual monthly income preferred stock, Series C, incorporated by reference to Exhibit 4(A) from the Form S-3 filed by the Corporation on May 18, 2001.
4.5	Form of Stock Certificate for 7.25% non-cumulative perpetual monthly income preferred stock, Series D, incorporated by reference to Exhibit 4(A) from the Form S-3/A filed by the Corporation on January 16, 2002.
4.6	Form of Stock Certificate for 7.00% non-cumulative perpetual monthly income preferred stock, Series E, incorporated by reference to Exhibit 4.1 from the Form 8-K filed by the Corporation on September 5, 2003.
4.7	Form of Stock Certificate for Fixed Rate Cumulative Perpetual Preferred Stock, Series F, incorporated by reference to Exhibit 4.6 from the Form 10-K for the year ended December 31, 2008 filed by the Corporation on March 2, 2009.
4.8	Warrant dated January 16, 2009 to purchase shares of Common Stock of First BanCorp, incorporated by reference to Exhibit 4.1 from the Form 8-K filed by the Corporation on January 20, 2009.
5.1	Opinion of Lawrence Odell, Esq., Executive Vice President and General Counsel of the Corporation, regarding the validity of the Common Stock being registered.
8.1	Opinion of Morgan, Lewis & Bockius LLP (as to certain United States tax matters).‡
8.2	Opinion of Pietrantoni Méndez & Alvarez LLP (as to certain Puerto Rico tax matters).‡

Exhibit
No.	Description

10.22	Form of Certificate of Designations of Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series G, Annex B to the Exchange Agreement by and between First BanCorp and the United States Treasury dated as of July 7, 2010, incorporated by reference from Exhibit 10.3 of the Form 8-K filed on July 7, 2010.
10.23	Form of Restricted Stock Award Agreement.‡
10.24	Form of Stock Option Agreement for Officers and Other Employees.‡
12.1	Computation of Ratio of Earnings to Fixed Charges.‡
12.2	Computation of Ratio of Earnings to Fixed Charges and Preferred Dividends.‡
23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.‡
23.2	Consent of Lawrence Odell, Esq. (included in Exhibit 5.1 above).
23.3	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 8.1 above).‡
23.4	Consent of Pietrantoni Méndez & Alvarez LLP (included in Exhibit 8.2 above).‡
25.1	Powers of Attorney (included on signature pages to this Registration Statement).‡
99.1	Form of Letter of Transmittal for Exchange Offer.‡
99.2	Soliciting Dealer Form.‡
99.3	Letter to Brokers.‡
99.4	Letter to Clients.‡

‡	Previously filed